November 11, 2013
Holly Energy Partners Announces Pipeline Volume Impact due to Crude Rate Reduction at HollyFrontier Corporation’s Subsidiary’s Navajo Refinery
DALLAS, TX – Holly Energy Partners, L.P. (NYSE: HEP) announced that it was notified by a subsidiary of HollyFrontier Corporation (NYSE: HFC) that the subsidiary is reducing crude throughput at its Navajo Refinery due to waste water constraints. As a result, HFC will transport lower volumes on HEP’s product pipelines and crude mainlines that serve the Navajo Refinery during this time. HEP expects that its financial results for the fourth quarter ending December 31, 2013 will be negatively impacted if this reduction in the Navajo Refinery’s production lasts for an extended period of time. However, HFC’s minimum contractual commitments will limit the reduction in HEP’s distributable cash flow. Total minimum commitments from all shippers support approximately 85% of HEP’s quarterly revenue.
About Holly Energy Partners, L.P.:
Holly Energy Partners, L.P., headquartered in Dallas, Texas, provides petroleum product and crude oil transportation, tankage and terminal services to the petroleum industry, including HollyFrontier Corporation, which currently owns a 39% interest (including a 2% general partner interest) in Holly Energy. Holly Energy owns and operates petroleum product and crude pipelines, tankage, terminals and loading facilities located in Texas, New Mexico, Arizona, Oklahoma, Washington, Idaho, Utah, Kansas and Wyoming. In addition, Holly Energy owns a 75% interest in UNEV Pipeline, LLC, the owner of a Holly Energy operated refined products pipeline running from Salt Lake City, Utah to Las Vegas, Nevada, and related product terminals and a 25% interest in SLC Pipeline LLC, a 95-mile intrastate pipeline system serving refineries in the Salt Lake City, Utah area.
Information about Holly Energy Partners, L.P. may be found on its website at http://www.hollyenergy.com.
The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements contained herein relating to matters that are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. These statements are based on our beliefs and assumptions and those of Holly Energy’s general partner using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties. Although we and Holly Energy’s general partner believe that such expectations reflected in such forward-looking statements are reasonable, neither we nor Holly Energy’s general partner can give assurance that our expectations will prove to be correct. Such statements are subject to a variety of risks, uncertainties and assumptions. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in these statements. Any differences could be caused by a number of factors including, but not limited to:

•	risks and uncertainties with respect to the actual quantities of petroleum products and crude oil shipped on our pipelines and/or terminalled, stored or throughput in our terminals;

•	the economic viability of HollyFrontier Corporation, Alon USA, Inc. and our other customers;

•	the demand for refined petroleum products in markets we serve;

•	our ability to purchase and integrate additional operations in the future successfully;

•	our ability to complete previously announced or contemplated acquisitions;

•	the availability and cost of additional debt and equity financing;

•	the possibility of reductions in production or shutdowns at refineries utilizing our pipeline and terminal facilities;

•	the effects of current and future government regulations and policies;

•	our operational efficiency in carrying out routine operations and capital construction projects;

•	the possibility of terrorist attacks and the consequences of any such attacks;

•	general economic conditions; and

•	other financial, operational and legal risks and uncertainties detailed from time to time in our Securities and Exchange Commission filings.
The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Holly Energy Partners, L.P.
Blake Barfield, 214-954-6511
Investor Relations
or
Julia Heidenreich, 214-954-6511
Vice President, Investor Relations